UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2015

Terreno Realty Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-34603	27-1262675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Montgomery Street, Suite 200

San Francisco, CA 94104

(Address of principal executive offices) (Zip Code)

(415) 655-4580

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 29, 2015, a wholly-owned subsidiary of Terreno Realty Corporation (collectively referred to as the “Company”), completed the acquisition of an industrial property located in Washington, D.C. consisting of six distribution buildings, aggregating approximately 820,000 square feet (the “Property”), from a third-party seller (the “Seller”), for a purchase price of approximately $115.5 million. The Company utilized cash on hand to fund the acquisition.

There are no material relationships between the Seller and the Company or any of its affiliates, or any director or officer of the Company, or any associate of any such director or officer, other than in respect of the acquisition of the Property.

Item 7.01 Regulation FD Disclosure.

On January 29, 2015, the Company issued a press release announcing the completion of the Company’s acquisition of the Property. The press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for any purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

To the extent required by this item, financial statements for the Property will be filed as an amendment on Form 8-K/A to this report as soon as practicable but no later than 71 calendar days after the latest date on which this initial Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

To the extent required by this item, pro forma financial information for the Property will be filed as an amendment on Form 8-K/A to this report as soon as practicable but no later than 71 calendar days after the latest date on which this initial Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit Number	Title

2.1*	Sale Contract, dated as of December 6, 2014, between SMC-United Industrial Limited Partnership and Terreno Realty LLC, as assigned by Terreno Realty LLC to Terreno V Street LLC

2.2*	First Amendment to Sale Contract, dated as of January 8, 2015, between SMC-United Industrial Limited Partnership and Terreno Realty LLC, as assigned by Terreno Realty LLC to Terreno V Street LLC

2.3*	Second Amendment to Sale Contract, dated as of January 16, 2015, between SMC-United Industrial Limited Partnership and Terreno Realty LLC, as assigned by Terreno Realty LLC to Terreno V Street LLC

99.1*	Press Release, dated January 29, 2015

*	Filed herewith

Forward-Looking Statements.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. We caution investors that forward-looking statements are based on management’s beliefs and on assumptions made by, and information currently available to, management. When used, the words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “might”, “plan”, “project”, “result”, “should”, “will”, and similar expressions which do not relate solely to historical matters are intended to identify forward-looking statements. These statements are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2013 and our other public filings. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. We expressly disclaim any responsibility to update our forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Terreno Realty Corporation

Date: February 4, 2015	By:	/s/ Jaime J. Cannon
Jaime J. Cannon
Chief Financial Officer

Exhibit Index

Exhibit Number	Title

2.1*	Sale Contract, dated as of December 6, 2014, between SMC-United Industrial Limited Partnership and Terreno Realty LLC, as assigned by Terreno Realty LLC to Terreno V Street LLC

2.2*	First Amendment to Sale Contract, dated as of January 8, 2015, between SMC-United Industrial Limited Partnership and Terreno Realty LLC, as assigned by Terreno Realty LLC to Terreno V Street LLC

2.3*	Second Amendment to Sale Contract, dated as of January 16, 2015, between SMC-United Industrial Limited Partnership and Terreno Realty LLC, as assigned by Terreno Realty LLC to Terreno V Street LLC

99.1*	Press Release, dated January 29, 2015

*	Filed herewith